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                                                                Exhibit 99.B.8.c

                   CUSTODY ADMINISTRATION AND AGENCY AGREEMENT
         This AGREEMENT, dated as of      the day of         , 1996 made by and
between McM Funds, a Delaware Business Trust (the "Trust") operating as an open end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware and Fund/Plan Services, Inc. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").
                                WITNESSETH THAT:
         WHEREAS, the Trust is authorized by its Trust Instrument to issue separate series of shares representing interests in separate investment portfolios (the "Series"), which Series are identified on Schedule "B" attached hereto and which Schedule "B" may be amended from time to time by mutual agreement of the Trust and Fund/Plan; and
         WHEREAS, the Trust desires to retain Fund/Plan to perform certain custody administration services; and
         WHEREAS, the Trust desires that Fund/Plan act as its agent for the specific purpose of taking receipt of, and making payment for, custody services performed on the Trust's behalf by The Bank of New York pursuant to an agreement between The Bank of New York and the Trust; and
         WHEREAS, Fund/Plan is willing to serve in such capacity and perform such functions upon the terms and conditions set forth below;
         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:
                        APPOINTMENT OF FUND/PLAN AS AGENT
         Section 1. The Trust hereby grants to Fund/Plan, and Fund/Plan hereby accepts such grant, as an agent of the Trust for the limited purpose of: (i) accepting invoices for custody services from The Bank of New York which invoices reflect charges to the Trust for custody services performed by The Bank of New York on the Trust's behalf, and (ii) remitting payment to The Bank of New York for such services performed in amounts as set forth in Schedule "A" attached hereto.

                         CUSTODY ADMINISTRATION SERVICES
         Section 2.  As Custody Administrator, Fund/Plan shall:
         a) coordinate and process portfolio trades through client terminal links with The Bank of New York
         b) input and verify portfolio trades
         c) monitor pending and failed security trades
         d) coordinate communications between brokers and banks to resolve any operational problems
         e) advise the Trust of any corporate action information, address and follow up on any dividend or interest discrepancies
         f) process the Trusts' expenses
         g) interface with the accounting services provider and the transfer agent to research and resolve Custody cash problems
         h) provide daily and monthly reports


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                                      FEES
         Section 3.
                  (a) Except to the extent there is material negligent non-performance by Fund/Plan of its duties under this Agreement, the term of this Agreement shall be for a period of two (2) years, commencing on the effective date of the Trust's registration statement ("Effective Date") with the U.S. Securities and Exchange Commission.
                  (b) The fee schedule set forth in Schedule "A" attached shall be fixed for (2) years commencing on the Effective Date of this Agreement. Thereafter, the fee schedule will be subject to annual review and adjustment.
                  (c) After the initial term of this Agreement, the Trust or Fund/Plan may give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice, which date shall not be less than ninety (90) days after the date of giving notice. Upon the effective termination date, the Trust shall pay to Fund/Plan such compensation as may be due as of the date of termination and shall likewise reimburse Fund/Plan for any out-of-pocket expenses and disbursements reasonably incurred by Fund/Plan to such date.
                  (d) If a successor to any of Fund/Plan's duties or responsibilities under this Agreement is designated by the Trust by written notice to Fund/Plan in connection with the termination of this Agreement, Fund/Plan shall promptly upon such termination and at the expense of the Trust, transfer all Required Records and shall cooperate in the transfer of such duties and responsibilities.
         For the purpose of determining fees payable to Fund/Plan, the value of Fund's net assets shall be computed at the times and in the manner specified in Fund's then current Prospectus and Statement of Additional Information.
         During the term of this Agreement, should the Trust seek services or functions in addition to those stated, a written amendment to this Agreement specifying the additional services and corresponding compensation shall be executed by both Fund/Plan and the Trust.
                               GENERAL PROVISIONS
         Section 4.
                  (a) Fund/Plan, its directors, officers, employees, shareholders and agents shall only be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement that results from willful misfeasance, bad faith, negligence or reckless disregard on the part of Fund/Plan in the performance of its obligations and duties under this Agreement.
                  (b) Any person, even though also a director, officer, employee, shareholder or agent of Fund/Plan, who may be or become an officer, trustee, employee, or agent of the Trust, shall be deemed, when rendering services to such entity or acting on any business of the Trust, (other than services or business in connection with Fund/Plan's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of Fund/Plan even though that person is being paid salary by Fund/Plan.
                  (c) Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless Fund/Plan, its directors, officers, employees, shareholders and agents from and against any and all


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claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Fund/Plan may sustain or incur or which may be asserted against Fund/Plan by any person by reason of, or as a result of
(i) any action taken or omitted to be taken by Fund/Plan in good faith hereunder or (ii) any action taken or omitted to be taken by Fund/Plan in connection with its appointment under this agreement, which action or omission was taken in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended, or repealed. Indemnification under this subparagraph, however, shall not apply to actions or omissions of Fund/Plan or its directors, officers, employees, shareholders, or agents in cases of its or their own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.
                  (d) Fund/Plan shall give written notice to the Trust within ten (10) business days of receipt by Fund/Plan of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. The failure to notify the Trust of such written assertion or claim shall not, however, operate in any manner whatsoever to relieve the Trust of any liability arising under this Section or otherwise, except to the extent that failure to give notice prejudices the Trust.
                  (e) For any legal proceeding giving rise to this indemnification, the Trust shall be entitled to defend or prosecute any claim in the name of Fund/Plan at its own expense and through counsel of its own choosing if it gives written notice to Fund/Plan within ten (10) business days of receiving notice of such claim. Notwithstanding the foregoing, Fund/Plan may participate in the litigation at its own expense through counsel of its own choosing. In the event the Trust chooses to defend or prosecute such claim, the parties shall cooperate in the defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary.
                  (f) The Trust shall not settle any claim under (d) and (e) above without Fund/Plan's express written consent, which consent shall not be unreasonably withheld. Fund/Plan shall not settle any such claim under (d) and
(e) above without the Trust's express written consent which likewise shall not be unreasonably withheld.
         Section 5.
                  (a) The term of this Agreement shall be for a period of two
(2) years, commencing on the execution date ("effective date") of this Agreement.
                  (b) The fee schedule set forth in Schedule "A" attached shall be fixed for two (2) years after the effective date of this Agreement. At the end of the first year, the fee schedule will be subject to annual review and adjustment.
                  (c) After the initial two year term of this Agreement, the Trust or Fund/Plan may give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice, which date shall not be less than ninety (90) days after the date of giving notice. Upon the effective termination date, the Trust shall pay to Fund/Plan such compensation as may be due as of the date of termination and shall likewise reimburse Fund/Plan for any out-of-pocket expenses and disbursements reasonably incurred by Fund/Plan to such date.
                  (d) In the event that a successor to any of Fund/Plan's duties or responsibilities under this Agreement is designated by the Trust by appropriate and timely written notice to Fund/Plan, Fund/Plan shall,


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promptly upon such termination and at the expense of the Trust, transfer all pertinent records and shall cooperate in the transfer of such duties and responsibilities.
         Section 6. This Agreement may be amended from time to time by a supplemental agreement executed by the Trust and Fund/Plan.
         Section 7. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows: If to

         McM Funds:                                          If to Fund/Plan:
         ----------                                          ----------------
         McM Funds                                   Fund/Plan Services, Inc.
         One Bush Street, Suite 800                         2 West Elm Street
         San Francisco, CA 94104                       Conshohocken, PA 19428
         Attention: Deane A. Nelson,             Attention: Kenneth J. Kempf,
         Vice President                                             President

         Copies to:
         ----------
         Heller, Ehrman, White & McAuliffe
         333 Bush Street
         San Francisco, CA  94104-2878
         Attention:  Julie Allecta, Esquire

         Section 8. The Trust represents and warrants to Fund/Plan that the execution and delivery of this Agreement by the undersigned officers of the Trust has been duly and validly authorized by resolution of the Board of Trustees of the Trust.
         Section 9. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.
         Section 10. This Agreement shall extend to and shall be binding upon the Parties and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of Fund/Plan or by Fund/Plan without the written consent of the Trust, authorized or approved by a resolution of their respective Boards of Directors.
         Section 11. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania and the venue of any action arising under this Agreement shall be Montgomery County, Commonwealth of Pennsylvania if the suit is instituted by the Trust. If a suit is instituted by Fund/Plan, the venue of such action arising under this Agreement shall be San Francisco, California.
         Section 12. No provision of this Agreement may be amended or modified, in any manner except in writing, properly authorized and executed by Fund/Plan and the Trust.
         Section 13. If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid provided that the basic Agreement is not thereby substantially impaired.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement, consisting in its entirety of six typewritten pages, together with Schedule "A" and "B" to be signed by their duly authorized officers, as of the day and year first above written.

McM Funds                                               Fund/Plan Services, Inc.
---------                                               ------------------------


------------------------------------        ------------------------------------
By: Deane A. Nelson, Vice President              By: Kenneth J. Kempf, President










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                                                                    SCHEDULE "A"


                                SCHEDULE OF FEES

I. Annual Custody Fee Schedule on Combined Assets: (1/12th payable monthly)

         .00015 On the First $500 Million of Average Net Assets
         .0001  On the Next $1.5 Billion of Average Net Assets
         .00009    Over $2.0 Billion of Average Net Assets

         Minimum of $3,600 per Portfolio, per Year

II.      Custody Domestic Securities Transactions Charge:  (payable monthly)

         Book Entry DTC, Federal Book Entry, PTC                    $12.00
         Physical/Options/Futures                                   $20.00
         Mortgage Backed Securities - Principal Pay Down Per Pool   $ 7.00
         RICs  GICs                                                       $24.00
         Wire Transfer in/out not related to Securities Transaction $ 6.50
                  Note: A transaction includes, Buy, Sells, Maturities or
                  Free Security Movement.

III.     When Issued, Securities Lending, Index Futures:

         Should any of these investment vehicles require a separate segregated custody account, a fee of $250 per account per month will apply.

OUT-OF-POCKET EXPENSES

The Funds will reimburse Fund/Plan Services monthly for all out-of-pocket expenses, including telephone, postage, telecommunications, special reports, record retention, special reports. The cost of copying and sending materials to auditors for off-site audits will be an additional expense.

ADDITIONAL SERVICES

To the extent the Funds commence using investment techniques such as Security Lending, Short Sales, Futures, Leveraging, Precious Metals and/or foreign trading, additional fees will apply.

Activities of a non-recurring nature such as fund consolidations, mergers, or reorganizations will be subject to negotiation. To the extent the Funds should decide to issue multiple/separate classes of shares, additional fees will apply. Any enhanced services or reports will be quoted upon request.



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                                                                    SCHEDULE "B"

                            Identification of Series


Below are listed the "Series" to which services under this Agreement are to be performed as of the execution date of this Agreement:

                                   "McM Funds"

                     1.  Equity Investment Fund
                     2.  Balanced Fund
                     3.  Intermediate Fixed Income Fund
                     4.  Fixed Income Fund
                     5.  Principal Preservation Fund


This Schedule "B" may be amended from time to time by agreement of the Parties.